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                                                                    Exhibit 10.1

                           RESTRICTED STOCK AGREEMENT

      This Restricted Stock Agreement ("Agreement") is made effective as of ____________, 200X, by and between Cray Inc., a Washington corporation ("Cray"), and _________ ("Employee").

                                    RECITALS

      WHEREAS, Cray has awarded a restricted stock grant to Employee pursuant to 2004 Long-Term Equity Compensation Plan (the "Plan"), and Employee desires to accept the grant subject to the terms and conditions of this agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein, the parties hereby agree as follows:

      1. Grant of Restricted Stock. Subject to the terms and conditions of this Agreement, Cray hereby grants to Employee [-] shares of Cray common stock (the "Restricted Shares"). The Restricted Shares are subject to forfeiture to Cray as set forth in Section 3 below.

      2. Vesting. All of the Restricted Shares initially shall be unvested. Except as provided in this Section 2 or in Section 3, the Restricted Shares shall vest in full on June 30, 2007. If prior to the Restricted Shares vesting in full Employee ceases to be employed by Cray as a result of death or Disability, or upon termination of employment without Cause or for Good Reason, or termination without Cause or for Good Reason following a Change of Control, as such terms are defined below, all of the Restricted Shares shall immediately vest. Nothing contained in this Agreement shall confer upon Employee any right to be employed by Cray or to continue to provide services to Cray or to interfere in any way with the right of Cray to terminate Employee's services at any time for any reason, with or without Cause.

      3. Forfeiture upon Termination. If Employee ceases to be employed by Cray due to termination of employment for Cause, retirement or termination other than for Good Reason, or termination following a Change of Control for Cause, retirement or termination other than for Good Reason, then any unvested Restricted Shares shall be forfeited to Cray. Upon any such termination of employment, all Restricted Shares that have not vested shall be automatically forfeited and cancelled by Cray, and Employee shall have no further right, title or interest in or to any of the unvested Restricted Shares.

      4. Restriction on Transfer. Employee shall not sell, assign, pledge or in any manner transfer unvested Restricted Shares, or any right or interest in unvested Restricted Shares, whether voluntarily or by operation of law, or by gift, bequest or otherwise. Any sale or transfer, or purported sale or transfer, of unvested Restricted Shares, or any right or interest in unvested Restricted Shares, in violation of this Section 4 shall be null and void.

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5. Tax Withholding and Section 83(b) Election. Employee acknowledges that any income recognized as a result of receiving the Restricted Shares will be treated as ordinary compensation income subject to federal, state and local income, employment and other tax withholding. Employee understands that if he makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (a "Section 83(b) Election") with respect to some or all of the Restricted Shares, Employee will recognize ordinary compensation income at the time such Restricted Shares are received, in an amount equal to the fair market value of the Restricted Shares on that date. If Employee does not make a Section 83(b) Election with respect to some or all of the Restricted Shares, Employee will recognize ordinary compensation income at the time any portion of such Restricted Shares vest in accordance with Section 2 of this Agreement, in an amount equal to the fair market value of those Restricted Shares on the vesting date. Within 10 days after notification by Cray, and prior to or concurrently with the delivery of the certificates representing the Restricted Shares, Employee shall pay to Cray the amount necessary to satisfy any applicable federal, state and local tax withholding requirements arising in connection with Employee's receipt of the Restricted Shares, including any amounts required to be withheld at the time any portion of the Restricted Shares vest in accordance with Section 2 of this Agreement. Employee shall pay such amounts in cash or, at the election of Employee, by surrendering to Cray for cancellation fully vested Restricted Shares or other shares of Cray Common Stock valued at the closing market price for the Cray Common Stock on the last trading day preceding the date of Employee's election to surrender such shares. If additional withholding becomes required beyond any amount paid before delivery of the certificates representing the Restricted Shares, Employee shall pay such amount to Cray upon demand. If shareholder fails to pay any amount demanded, Cray shall have the right to withhold such amount from other amounts payable by Cray to Employee, including salary, subject to applicable law. EMPLOYEE UNDERSTANDS THAT TO BE VALID, A SECTION 83(b) ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE WITHIN 30 DAYS OF THE DATE THE OWNERSHIP OF THE RESTRICTED SHARES IS TRANSFERRED TO EMPLOYEE, A COPY OF THE ELECTION MUST BE PROVIDED TO CRAY, AND A COPY OF THE ELECTION MUST BE ATTACHED TO EMPLOYEE'S FEDERAL (AND POSSIBLY STATE) INCOME TAX RETURN FOR THE YEAR OF THE ELECTION. EMPLOYEE ACKNOWLEDGES THAT IF HE OR SHE CHOOSES TO FILE A SECTION 83(b) ELECTION, IT IS EMPLOYEE'S SOLE RESPONSIBILITY, AND NOT CRAY'S, TO MAKE A VALID AND TIMELY ELECTION. EMPLOYEE IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE ADVISABILITY OF, AND PROCEDURE FOR, MAKING A SECTION 83(b) ELECTION WITH RESPECT TO SOME OR ALL OF THE RESTRICTED SHARES.

      6. Stock Certificate. Upon the execution and delivery of this Agreement, the award of the Restricted Shares shall be completed and Employee shall be the owner of the Restricted Shares with all voting and other rights of a shareholder, except as limited by this Agreement. To secure the rights of Cray under Sections 2, 3 and 5, Cray will retain the certificate or certificates representing the Restricted Shares. Upon any forfeiture of the Restricted Shares covered by this Agreement, Cray shall have the right to cancel the Restricted Shares in accordance with this Agreement without any further action by Employee. Upon any failure of Employee to pay required withholding under Section 5, Cray shall have the right to cancel vested Restricted Shares with a value equal to the required withholding amount without any further action by Employee. After Restricted Shares have vested and all required withholding has been paid to

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Cray in connection with such vesting, Cray shall deliver a certificate for the vested Restricted Shares to Employee.

      7. Additional Cray Shares. If, prior to vesting of Restricted Shares, the outstanding Cray Common Stock is increased as a result of a stock dividend or stock split, the restrictions and other provisions of this Agreement shall apply to any such additional shares of Cray Common Stock that are issued in respect of the Restricted Shares to the same extent as such restrictions and other provisions apply to the Restricted Shares.

      8. Legend. Each certificate evidencing the Restricted Shares shall bear a legend substantially as follows:

      "The shares represented by this certificate are subject to a Restricted
      Stock Agreement dated as of      , 200X, which restricts the
      transferability of the shares. A copy of the agreement is on file at the principal executive office of the Company and will be furnished to the holder of this certificate upon request and without charge."

      9. Definitions. As used in this Agreement, the following terms have the indicated meanings:

"Cause" means a termination of employment resulting from a good faith determination by the Board of Directors that:

   a. Employee has willfully failed or refused in a material respect to follow reasonable policies or directives established by the Board of Directors or the President or willfully failed to attend to material duties or obligations of Employee's office (other than any such failure resulting from Employee's incapacity due to physical or mental illness), which Employee has failed to correct within a reasonable period following written notice to Employee; or

   b. there has been an act by Employee involving wrongful misconduct which has a demonstrably adverse impact on or material damage to the Company or its subsidiaries, or which constitutes a misappropriation of the assets of the Company; or

   c. Employee has engaged in an unauthorized disclosure of confidential information; or

   d. Employee while employed by the Company, have performed services for another company or person which competes with the Company, without the prior written approval of the President of the Company; or

   e. Employee has materially breached his or her obligations hereunder or other agreement with the Company.

"Change of Control" of the Company means and includes each and all of the following:

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   a. The shareholders of the Company approve a merger or consolidation of the
      Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition of all or substantially all of the Company's assets.

   b. The acquisition by any Person as Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities except pursuant to a negotiated agreement with the Company and pursuant to which such securities are purchased for the Company.

   c. A majority of the Board in office at the beginning of any 36-month period is replaced during the course of such 36-month period (other than by voluntary resignation of individual directors in the ordinary course of business) and such placement was not initiated by the Board as constituted at the beginning of such 36-month period.

      Any other provisions of this section notwithstanding, the term "Change of Control" shall not include, if undertaken at the election of the Company, either a transaction the sole purpose of which is to change the state of the Company's incorporation, or a transaction, the result of which is to sell all or substantially all of the assets of the Company to another corporation (the "surviving corporation"), provided that the surviving corporation is owned directly or indirectly by the shareholders of the Company immediately following such transaction in substantially the same proportions as their ownership of the Company's Common Stock immediately preceding such transaction; and provided further that the surviving corporation expressly assumes this Agreement.

"Disability" means that, at the time Employee's employment is terminated, Employee has been unable to perform the duties of Employee's position for a period of six consecutive months as a result of Employee's incapability due to physical or mental illness.

"Good Reason" means:

   a. a reduction in salary or benefits (other than reductions applicable to employees generally);

   b. a material change in job responsibilities;

   c. a request to relocate, except for office relocations that would not increase Employee's one-way commute by more than 25 miles; or

   d. the failure of the Company to obtain the assumption of the Agreement as stipulated in Section 10.

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"Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the
   Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as Trustee).

      10. Company's Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform the obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Section 10, "Company" includes any successor to its business or assets as aforesaid which executes and delivers this Agreement or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

      11. General Provisions.

            a. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

            b. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and contains all of the agreements between such parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, either oral or written, between such parties with respect to the subject matter hereof. The foregoing notwithstanding, the provisions of this Agreement are subject to the provisions to the Plan.

            c. Severability. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

            d. Amendment. Except as expressly provided herein, this Agreement may be amended only by a written agreement executed by each of the parties hereto.

            e. Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Washington as applied to contracts made and fully performed in such state. The parties agree that King County, Washington, shall be the exclusive proper place of venue for any action, dispute, or controversy arising from or in connection with this Agreement and submit to the jurisdiction of the state and federal courts located in King County, Washington. In the event either party institutes litigation hereunder, the prevailing party shall be entitled to reasonable attorneys' fees to be set by the trial court and, upon any appeal, the appellate court.

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            f. Waiver. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

            g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The successors and permitted assigns hereunder shall include without limitation, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise).

            h. No Third-Party Beneficiaries. Except as otherwise expressly contemplated by this Agreement, this Agreement is entered into solely for the benefit of the parties hereto and their respective successors and permitted assigns, and shall not confer any rights upon any person or entity not a party to this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first mentioned above.

CRAY INC.                                               EMPLOYEE

By ________________________________                     ________________________

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